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                                 Exhibit 23.1 Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated as shown below, relating to the respective financial statements which appear in such Prospectus.

Company                                                        Opinion Date
-------                                                      -----------------
Centerprise Advisors, Inc...................................     June 17, 1999
Reznick Fedder & Silverman, P.C.............................  January 29, 1999
Robert F. Driver Co., Inc................................... February 10, 1999
Mann Frankfort Stein & Lipp, P.C............................     June 17, 1999
Follmer, Rudzewicz & Company, P.C...........................  February 4, 1999
Berry, Dunn, McNeil & Parker, Chartered.....................   January 9, 1999
Urbach Kahn & Werlin PC.....................................  February 9, 1999
Self Funded Benefits, Inc. d/b/a Insurance Design
 Administrators.............................................  February 5, 1999
Grace & Company, P.C........................................ February 12, 1999
Holthouse Carlin & Van Trigt LLP............................  January 31, 1999
The Reppond Companies.......................................  January 29, 1999
Simione, Scillia, Larrow & Dowling LLC......................  January 29, 1999

      We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota

June 18, 1999